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                                                                   EXHIBIT 10.23

                DISTRIBUTION AGREEMENT BETWEEN PERIMMUNE, INC.,
                                AND MENTOR CORP.

      This Exclusive Distribution Agreement (hereinafter the "Agreement") is made in Rockville, Maryland, by and between PerImmune, Inc. (hereinafter "PERIMMUNE"), a corporation existing under the laws of Delaware, and MENTOR Corp. (hereinafter "MENTOR"), a corporation existing under the laws of Minnesota.

      WHEREAS, PERIMMUNE desires to sell and/or market its AuraTek-FDP Bladder Cancer Diagnostic product and MENTOR desires to purchase PERIMMUNE's product for resale to customers bearing a trademark or trade name and logo owned by MENTOR; and

      WHEREAS, the parties desire to enter into an agreement setting forth the terms of their relationship;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

1. Product. The product of PERIMMUNE covered by this Agreement is set forth on Exhibit A attached hereto (hereinafter the "Product") and any future modifications or improvements thereto. PERIMMUNE reserves the right to modify the Product from time to time, and shall give MENTOR at least six
      (6) months prior written notice before making changes to its manufacturing process that would have an impact on any of PERIMMUNE's product verifications or validations, or changes in raw materials that would alter the operating principle of the Product or other changes that could impact product labeling or promotional literature; provided, however, that PERIMMUNE shall be required to provide MENTOR with only reasonable advance notice where such modification is required to comply with any applicable legal or regulatory requirement or the unanticipated modification or unavailability of raw material.

2. Appointment and Acceptance. PERIMMUNE hereby grants MENTOR the exclusive right to distribute the Products in the United States, and outside the United States (the "Territory").

3. Term and Renewal. The term of this Agreement shall be for a period of five (5) years, commencing on the Effective Date (the "Initial Term"). "Effective Date" means the date on which this Agreement is executed. This Agreement shall automatically renew for additional and successive terms of one (1) year unless either party provides written notice on non-renewal at least six (6) months prior to the close of the Initial Term or any anniversary date thereafter.

4.    Terms of Sale.

      (a) MENTOR shall fix the price of the individual Product sold hereunder. On a monthly basis, MENTOR shall pay to PerImmune, in United States Dollars, fifty

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            percent (50%) of the Net Sales, as defined below, received by MENTOR from the sale of the Product, less the Advances, as hereinafter defined, paid by MENTOR to PerImmune during such month. For purposes herein, "Advances" shall mean an amount equal to 25% of the list price, per kit, paid by MENTOR to PerImmune within 30 days of MENTOR's receipt of kits ordered by it. Unless MENTOR and PerImmune otherwise agree in a writing signed by both of them, the payment and other provisions set forth in this Agreement shall supersede those of any subsequent purchase order, sales confirmation form or other document hereafter sent by either party hereto to the other. For purposes hereof, Net Sales shall mean the gross invoiced price for the sales of the Products to Purchasers by MENTOR, its agents or affiliates ("Gross Sales") less (a) any credits and allowances granted by MENTOR to purchasers with respect to the Product, including, without limitation, credits and allowances on account of price adjustments, returns, discounts, and chargebacks, (b) any sales, excise, value added, turnover or similar taxes, and (c) transportation, insurance and handling expenses if separately invoiced and directly chargeable to such sales.

      (b) Within thirty (30) days after the end of each month MENTOR shall submit a report to PERIMMUNE setting forth the (i) cumulative number of kits purchased from PERIMMUNE through the end of the preceding month (ii) 50% of net sales price for each such kit sold through the end of the preceding month, (iii) the advances previously paid for such kits. Each such report shall be accompanied by payment of the difference between (ii) and (iii).

      (c) Title and risk of loss shall pass to MENTOR upon release of Product for shipment by PERIMMUNE to the designated carrier. All freight and applicable insurance charges shall be the responsibility of MENTOR. PERIMMUNE will be responsible for contracting freight services, in accordance with Section 8(a) of this Agreement, for which MENTOR will be billed on a shipment by shipment basis. Product is subject to inspection and acceptance by MENTOR upon receipt. MENTOR shall be deemed to have accepted all shipments of Product unless rejected for non-conformity with the Quality Specifications, as hereinafter defined, in accordance with Article 9 of this Agreement, within twenty (20) working days after receipt of shipments from PERIMMUNE.

      (d) Unless approved by MENTOR in writing, PERIMMUNE will not sell any Product to MENTOR as of the effective date hereof that has less than eighteen (18) months shelf-life from date of shipment by PERIMMUNE.

5. Termination. Should any of the following events occur, the affected party may terminate this Agreement by giving notice, in writing to be effective on the date specified in the notice, namely,

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(a)  failure to either party to observe any of the terms hereof to a material extent and to remedy the same (where it is capable to being remedied) after having received reasonable notice from the aggrieved party and a reasonable opportunity to cure;

(b) either party becoming insolvent or having a receiver appointed of its assets, or execution or distress levied upon its assets;

(c) an order being made or a resolution being passed for the winding up or liquidation of either party;

(d) if PERIMMUNE discontinues manufacturing the product for valid business reasons that cannot be remedied during the term of this Agreement then (i) at the request of MENTOR, PERIMMUNE shall assist MENTOR in establishing an alternative source of supply and shall transfer any necessary technology or knowledge to MENTOR or its alternative supplier provided that MENTOR reimburses PERIMMUNE the out-of-pocket costs of doing so (including salary and benefits for time expended by PERIMMUNE employees, (ii) or if the discontinuation occurs during the first three years MENTOR can receive the return of its investment at its election. Nothing herein is intended to permit PERIMMUNE to breach its obligation under the agreement.

6.   Procedures on Termination. Upon termination or non-renewal of this
     Agreement:

(a) MENTOR shall return to PERIMMUNE all literature which PERIMMUNE shall have supplied to MENTOR and which is in its possession.

(b) the rights and duties of each party under this Agreement in respect of performance prior to termination or non-renewal shall survive and be enforceable in accordance with the terms of this Agreement.

(c) within thirty (30) days of receipt of PERIMMUNE's invoice therefor, MENTOR will pay PERIMMUNE for all remaining inventory of Product for which MENTOR has issued purchase orders to PERIMMUNE. Upon payment, PERIMMUNE will ship such inventory to MENTOR at MENTOR's expense.

7.   MENTOR's Duties. MENTOR shall:

(a) use best commercial efforts to advertise and promote the sale of the Product in a manner calculated by MENTOR to yield benefit to the parties hereto in light of the prevailing circumstances and to the extent to which any products are at the relevant time competitive with other products. MENTOR agrees that during the term of this Agreement, it will not market any product using the same technology which detects the same analyte and thereby directly competes with a Product.



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(b)  submit its purchase orders to PERIMMUNE in writing or via facsimile, signed by an authorized representative of MENTOR.

(c)  pay all PERIMMUNE invoices in United States currency by company check.

(d) submit to PERIMMUNE a twelve (12) month forecast of purchases delivery dates from PERIMMUNE for the Product in a format to be mutually determined by the parties. Said forecast shall be submitted by MENTOR to PERIMMUNE within thirty (30) days of commencement of the term of this Agreement, and quarterly thereafter.

(e) obtain advance written authorization and a Returned Material Authorization ("RMA") prior to returning any of the Product.

(f) maintain a properly trained sales force of adequate size to represent and promote the sale of the Product and provide instructions to customers in the use of the Product. MENTOR shall be responsible for developing its own marketing plan and system for dispensing the Product.

(g) carry in stock an inventory of Product sufficient to promptly fill the orders of MENTOR's customers in the Territory.

(h) apply for and obtain all necessary licenses, permits and other authorizations required by local law or regulation in relation to the promotion, marketing, distribution and supply of the Product in any jurisdiction or country in which MENTOR sells the Product.

(i) pay any import duty or like charge on the entry of the Product into the Territory and any local or other applicable taxes.

(j) maintain separate and detailed accurate and complete records of all transactions in respect of the Product, including, but not limited to, such records as identify all customer purchases by Product and serial and/or lot number, and possess the capability to notify all purchasers in the event of a Product recall or corrective action.

(k) defray all expenses of and incidental to the distribution and sale of Product hereunder incurred by MENTOR.

(l) make no contracts or commitments on behalf of PERIMMUNE or make any promises or representations or give any warranties or guarantees with respect to the Product except as herein expressly permitted or otherwise incur any liability on behalf of PERIMMUNE without PERIMMUNE's prior written consent, nor


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            represent itself as agent or partner of PERIMMUNE.

        (m) comply with all laws and regulations and requirements applicable to a seller of in-vitro diagnostics products, and with all laws and regulations and requirements of governmental agencies having jurisdiction with the Territory.

        (n) except as authorized in writing by PERIMMUNE, refrain absolutely from using the trademark or trade name and logo of PERIMMUNE in connection with the marketing, distribution and sale of any Product.

8.      PERIMMUNE's Duties. PERIMMUNE shall:

        (a) make reasonable best efforts, in good faith, to ship MENTOR's orders for Product within thirty(30) days from date of order receipt. MENTOR shall specify the method of shipment and insurance and PERIMMUNE shall make reasonable best efforts, in good faith, to comply with such specifications. If no such specification is made, or if the specification cannot be reasonably complied with after notice to MENTOR and an opportunity to resolve the issues surrounding PERIMMUNE's alleged inability to comply, PERIMMUNE may select a reasonable manner of shipment and insurance.

        (b) at the time of shipment, the product will have a remaining shelf life of not less than 16 months.

        (c) will provide up to 12,000 units per year of product at PERIMMUNE's cost plus shipping charges to be used by MENTOR for promotional purposes at no reimbursement to MENTOR.

        (d) comply with all laws and regulations and requirements applicable to PERIMMUNE as a manufacturer of in-vitro diagnostic products.

        (e) except as authorized in writing by MENTOR, refrain absolutely from using the trademark or trade name and logo of MENTOR in connection with the marketing, distribution and sale of any Product.

        (f) provide reasonable technical assistance to MENTOR's personnel necessary for the marketing of the Product.

        (g) at PERIMMUNE's expense, provide MENTOR with written product inserts relating to the Product's use, and with such amendments thereto as subsequently become available.

        (h) provide necessary documentation to assist MENTOR in meeting requirements to

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            register Products in the Territory, and where possible, allow MENTOR to utilize prior registrations by PERIMMUNE.

      (i) provide MENTOR with copies of the 510(k) premarket notifications submitted for the Product, copies of current package insert for the Product, copies of documents describing specifications for the Product, and copies of all current and future correspondence with the FDA pertaining to the Product. PERIMMUNE will comply with the FDA's current GMP regulations in the manufacture of the Product, if those regulations are modified to include components of finished devices. If needed to comply with any change in the law or FDA's GMP regulations or policies, MENTOR shall be given the right to inspect PERIMMUNE's manufacturing facilities and GMP records pertaining to the manufacture of the Product. If any action should be taken by the FDA to restrict or prevent the distribution of any of the Product for more than thirty (30) days, and such restriction is not due to the negligence of MENTOR, then upon notice to PERIMMUNE, MENTOR shall have the right to terminate this Agreement as to such Product. PERIMMUNE shall replace any affected inventory of Product under this section or refund to Mentor the purchase price it paid to PERIMMUNE for such inventory if PERIMMUNE is unable to replace the Product with comparable inventory. PERIMMUNE shall replace or repurchase any affected inventory of Product which MENTOR replaces or repurchases from MENTOR's customers, at the price MENTOR paid PERIMMUNE for such inventory. IN NO CASE SHALL PERIMMUNE BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES.

      (j) comply with the Federal Food, Drug, and cosmetic Act. The Product comprising each shipment or other delivery hereafter made by PERIMMUNE to, or on the order of, MENTOR, as of the date of such shipment or delivery, shall be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act.

9.    Performance Standards.

      (a) Quality Specifications and Characteristics. PERIMMUNE shall deliver to MENTOR Product having the quality specifications agreed upon by the parties as set forth in Exhibit B (the "Quality
            Specifications").

      (b) Certificate of Analysis. Concurrent with shipment, PERIMMUNE shall fax to MENTOR a Certificate of Analysis, in the form set forth in Exhibit B, for each lot of Product sold to MENTOR, confirming that the Product meets the Quality Specifications.

      (c) Product Acceptance. Within twenty (20) working days of receipt of Product,




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            MENTOR shall take and conduct analysis of samples of Product delivered by PERIMMUNE. Should the result of an analysis of such sample deviate from the Quality Specifications, MENTOR shall notify PERIMMUNE in accordance with Article 4(c) hereof and immediately thereafter provide PERIMMUNE with samples of the Product tested. If, following a review of the test results and after conducting its own tests of the sample, PERIMMUNE agrees that such sample does not conform to the Quality Specifications, PERIMMUNE shall provide MENTOR, free of any additional charge, with new deliveries of the same quantity of the Product as the one from which the sample was taken, or, in PERIMMUNE's discretion and at its cost, PERIMMUNE may promptly reprocess the nonconforming Product to meet the Quality Specifications. In either event, MENTOR shall return, at PERIMMUNE's expense, the particular lot or shipment of the Product which does not comply with the Quality Specifications if requested to do so by PERIMMUNE.

10.   PRODUCT RECALL.

      (a) PERIMMUNE shall maintain an appropriate record of all claims made or to be made regarding the Product's performance.

      (b) Each party shall keep the other informed of any formal action relating to any specific lot of Product sold to MENTOR hereunder by an regulatory agency of any state, national government, or government agency having jurisdiction.

      (c) Should any governmental or corporate action require the recall or field corrections or withholding from market of Product sold by PERIMMUNE to MENTOR, MENTOR shall bear the reasonable, direct costs and expenses of recall or field correction if such recall or field correction is the result of any fault or omission attributable to MENTOR and PERIMMUNE shall bear the cost of products and the actual costs of replacing the Product if such recall or field correction is the result of any fault or omission attributable to PERIMMUNE. Should such recall or field correction result from the fault of both parties, the parties shall share the costs of Products and the actual cost of replacing the Products in proportion to their respective degree of fault.

11.   PRODUCT COMPLAINTS.

      (a) Should either party experience any quality problem involving field correction or recall of any specific lot(s) of Product supplied to MENTOR by PERIMMUNE, such party will notify the other in writing by facsimile within twenty-four (24) hours of the initiation of the field correction or recall. Both parties will test retained samples of lots in question and report its findings to the other within ten
            (10) working days. Each party retains the right to correct field problems arising

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        out of its fault or omission as it deems appropriate, with or without the concurrence of the other. All information about Product complaints shall be considered "Confidential Information" under the terms of the Agreement.

(b) Either party shall immediately notify the other party in writing should it become aware of any defect or condition that renders any lot(s) of Product supplied by PERIMMUNE to MENTOR in violation of the United States Food, Drug and Cosmetic Act, or of a similar law of any jurisdiction or country where the Product is sold. The parties shall share with each other all data on confirmed lot specific Product complaints including, but not limited to, complaints or information regarding performance and/or allegations or reports of any negative effect from the use or misuse of such affected lot of Product as soon as such data is available. Each party will provide reasonable assistance to the other in resolving customer complaints to the extent the complaint arises out of any fault or omission of the party whose assistance is requested. However, MENTOR shall have sole responsibility and authority to interact directly with MENTOR's customers in the resolution of such complaints and PERIMMUNE agrees that it will only interact with MENTOR in such matters.

(c) PERIMMUNE shall evaluate and investigate all customer complaints in connection with the Product which may be brought to its attention, in writing, by MENTOR; provided such complaints have been confirmed by MENTOR QA/QC or technical service personnel using the same standards for confirmation which MENTOR's uses for products other than the PERIMMUNE Product and which are believe in good faith by MENTOR to arise out of a fault or omission attributable to PERIMMUNE. Within twenty (20) calendar days following receipt from MENTOR of the original notification of each such complaint, PERIMMUNE agrees to provide MENTOR with a written interim or final complaint investigation report, using the same standards for evaluation and investigation that PERIMMUNE uses for products other than the Product. All such Product complaints reported to PERIMMUNE by MENTOR shall be reviewed monthly by PERIMMUNE until closure, and a summary report thereof will be provided by PERIMMUNE to MENTOR.

(d) PERIMMUNE will report to MENTOR all data and/or information pertaining to adverse reports on any lot of Product supplied by PERIMMUNE for distribution by MENTOR which would have a materially adverse impact on performance of the Product.

(e) Recalls or field notifications with respect to the Product, or any of them, shall be the responsibility of the party whose fault or omission necessitated such action, as described in Article 10(c).


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        (f) Should there be a difference of opinion between PERIMMUNE and
            MENTOR regarding a field notification or recall, MENTOR will exercise the right to notify its customers without delay.

12. Warranties.

        (a) PERIMMUNE warrants that the Product which is or will be the subject of FDA cleared 510(k) premarket notifications have not been changed or modified in design, components, method of manufacture or intended use from the Product as described in those 510(k) premarket notifications, and will notify MENTOR in advance of any changes in accordance with Article 1.

        (b) PERIMMUNE warrants that the Product manufactured and supplied under this Agreement shall at the time of shipment meet the Quality Control Specifications of PERIMMUNE which are attached to this Agreement as Exhibit B. No claim under this warranty may be made with respect to a unit of the Product if shipped or used after the expiration of the shelf-life of the Product as determined by PERIMMUNE. PERIMMUNE further warrants that prior to shipment to MENTOR, all of its standard tests and quality control procedures have been carried out in relation to each lot of the Product with satisfactory results. The limited warranty to MENTOR set forth in this Agreement shall control over any warranty provisions which may be set forth in MENTOR's Product literature and MENTOR shall hold PERIMMUNE harmless from any and all damages and expenses which PERIMMUNE may incur as a result of unauthorized MENTOR warranties or representations. PERIMMUNE MAKES NO WARRANTY EXPRESSED OR IMPLIED WITH RESPECT TO THE PRODUCTS BEYOND THAT WHICH IS SET FORTH IN THIS AGREEMENT INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. Any warranty made by MENTOR to its customers with respect to the Product shall not obligate PERIMMUNE in any way.

        (c) Upon its verification of any claim of defect or nonconformity of any unit of the Product arising out of a fault or omission attributable to PERIMMUNE, during the term of this Agreement, PERIMMUNE will provide MENTOR with a replacement unit to the extent necessary to honor PERIMMUNE's warranties contained in Section 12(a) hereof, or make good any shortages or non-completed deliveries and shall pay all associated freight and insurance associated therewith.

        (d) PERIMMUNE's liability under any legal or equitable theory to any person with respect to the Product and/or the relationship described in this Agreement shall be limited to the replacement of the unit, or if impractical, return of the purchase price paid by MENTOR for such unit. PERIMMUNE shall in no event be liable to MENTOR or any other person for any incidental or consequential damages, lost

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            profits, cost procurement of substitute goods or any indirect, special, or consequential damages even if PERIMMUNE has been informed of the possibility thereof.

        (e) As of the date hereof, PERIMMUNE warrants that it has no knowledge that the manufacture, use or sale of all or any of the Product under this Agreement, nor any method of using such Product infringes on any patent or other industrial property right of a third party, and PERIMMUNE has not received any notification from any third party alleging that the manufacture, use or sale of any such Product does or would infringe any patent or other industrial property. PERIMMUNE shall further disclose all information relating to the art of the Product of which it is, or becomes, aware relating to intellectual property, when PERIMMUNE recognizes necessary to do so.

13. Packaging and Intellectual Property. MENTOR shall be responsible for packaging and labeling the Product. MENTOR will distribute the Product only with all appropriate labeling, packaging, and Product literature and only under MENTOR's applicable trademarks and trade names. MENTOR recognizes PERIMMUNE's right, title and interest in its patents, trademarks, trade names and copyrights, trade secrets and proprietary information in connection with the Product, and MENTOR shall not claim any ownership right thereto inconsistent with this Agreement, or dispute the validity thereof. In the event any third party shall contest PERIMMUNE's rights to its patents, trademarks, trade names or copyrights, trade secrets or propriety rights, MENTOR shall, at PERIMMUNE's sole expense, render reasonable assistance to PERIMMUNE in defending such claims.

14. Compliance with other Agreements. Each party represents and warrants that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not, with or without the giving of notice or the passage of time, violate any judgement, writ, injunction or order of any court, arbitration or governmental agency or conflict with, result in the breach of any provisions of, or the termination of, or constitute a default under, any agreement to which PERIMMUNE or MENTOR is a party or by which it is or may be bound.

15.     Indemnity.

        (a) Except as limited by the remainder of this paragraph, PERIMMUNE hereby agrees to indemnify MENTOR against claims of third parties for injuries to their persons arising from the use of Product supplied by PERIMMUNE to MENTOR hereunder. This indemnity shall not apply to, and PERIMMUNE shall not be liable for, claims for injuries caused by or arising from:

            1) any act or failure to act on the part of MENTOR, its employees,

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                  representatives, agents, or subsidiaries in packaging,
                  handling, storing or otherwise distributing such Product; or

             2) any representation or warranty concerning the Product made by or on behalf of MENTOR and not specifically authorized by PERIMMUNE; or

             3) claims where the use of the Product by any customer was not in accordance with the use prescribed by PERIMMUNE; or

             4) MENTOR'S failure to disseminate to purchasers or end-users any Product Information which PERIMMUNE has made available to MENTOR; or

             5) claims where PERIMMUNE has not been notified in writing within forty five (45) days of MENTOR's first notice of the claim; or

             6) claims where MENTOR fails to furnish evidence in its possession or fails to fully cooperate with PERIMMUNE in preparing the defense; or

             7) claims where PERIMMUNE is not given the option to assume the sole defense of the claim at PERIMMUNE's expense; or

      (b) PERIMMUNE shall indemnify MENTOR from any claims of patent infringement relating to a Product subject to this Agreement provided MENTOR gives PERIMMUNE notice within forty-five (45) days of MENTOR's first notice of the claim, and permits PERIMMUNE to assume the sole defense of the claim at PERIMMUNE's expense; provided, however, that the claim is not based upon (i) the sale or use of any Product in combination with any other product which is not specifically authorized by PERIMMUNE in writing; (ii) the application of any Product in any manner not specifically authorized by PERIMMUNE in writing.

      (c) MENTOR shall indemnify and hold PERIMMUNE harmless from and against any third party action brought against PERIMMUNE and any loss therefrom arising or related to this Agreement, except as may be caused by the negligent or willful act of PERIMMUNE.

      (d) Notwithstanding anything above to the contrary, in the event of a third party claim arising out of this Agreement, in which neither PERIMMUNE or MENTOR is in breach of this Agreement or is negligent, each party shall pay its respective legal expenses and damages caused by such claim.

16. Fees. MENTOR acknowledges that it will pay $500,000 (USD) to PERIMMUNE in connection with this Agreement, unless MENTOR elects to take an equity position in PERIMMUNE.




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17.   Force Majeure. Neither party shall be responsible for any failure to perform due to causes beyond its control. These causes shall include, but not be limited to, fire, storm, flood, earthquake, explosion, wars, riots, civil disorder, sabotage, quarantine restrictions, labor disputes, labor shortages, transportation embargoes, or failure or delays or disruption in manufacturing process, curtailment of or failure in obtaining fuel or electrical power, or the acts of any governmental authority, or instrumentalities, orders of any court or tribunal whether foreign or domestic, exchange restrictions, acts of God, acts of the Federal Government or any agency thereof, acts of any state or local government or agency thereof, or shortage of materials or any similar or dissimilar occurrence beyond the reasonable control of the party which is prevented, interrupted or delayed in the performance of its obligations hereunder. In no event shall PERIMMUNE be under any obligations to purchase Products or similar products from any third party in order to supply same to MENTOR hereunder. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of ninety (90) days. In such event, the party seeking performance, as its sole and exclusive remedy, may cancel its obligations under this Agreement.

18. Insurance. Each party shall keep in force during the term of this Agreement product liability insurance in such amounts as may be customary for like sized businesses undertaking like responsibilities to those contemplated by this Agreement. Each party shall submit a certificate of insurance to the other evidencing such coverage upon written request therefor.

19.   Confidentiality.

      (a) Confidentiality Defined. For the purposes of this Agreement, the term "Confidential Information" shall be any information embodying concepts, ideas, techniques, proprietary information, know-how, formulations, market data, customer lists, product specifications and accounting date which:

            (1)   is disclosed by one party hereto to the other;

            (2) is claimed by the disclosing party to be secret, confidential and proprietary to the disclosing party; and

            (3) if disclosed in writing, is marked by the disclosing party to indicate its confidential nature or if disclosed orally as confidential, is confirmed in writing by the disclosing party to be confidential within ten (10) days following disclosure.

      (b) Non-Disclosure. During the period that this Agreement remains in effect and for a period of three (3) years following termination thereof, each party (except as is explicitly otherwise required hereby) shall keep confidential, shall not use for itself



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
            or for the benefit of others and shall not copy or allow to be copied in whole or in part any Confidential Information disclosed to such party by the other. The obligation of confidentiality imposed upon the parties by the foregoing paragraph shall not apply with respect to any alleged Confidential Information which:

            (1) is known to the recipient thereof, as evidenced by said recipient's written records, prior to receipt thereof from the other party hereto;

            (2) is disclosed to said recipient after the date hereof by the third party who has the right to make such disclosures and who does not violate any confidentiality agreement with the affected party hereto;

            (3) is or becomes a part of the public domain through no fault of the said recipient; or

            (4) is required by law or judicial or administrative process to be disclosed.

      (c) PERIMMUNE and MENTOR shall agree to keep confidential and not disclose to third parties, the supply and working relationship under this Agreement.

      (d) Each party agrees to limit access to Confidential Information to employees and agents having a need to know and to protect Confidential Information to the same extent as it protects its own trade secrets.

20. Appointment of Sub-Distributors. MENTOR may assign, sublicense, delegate, or otherwise transfer the performance of the rights and obligations hereunder to qualified and reputable sub-distributors, provided, however, that: (I) MENTOR shall be liable to PERIMMUNE for the errors, negligent acts and omissions of its sub-distributor's as if such errors, negligent acts and omissions were its own, including any breach of any provision of this Agreement by the sub-distributors; (ii) MENTOR shall have and retain full control of any sub-distributors utilized, and shall be responsible for the performance by any sub-distributor, and (iii) MENTOR shall not be relieved of the responsibility for the proper performance and completion of the sub-distributed portions of its obligations hereunder.

21. Successors. This agreement shall be binding upon the successors of PERIMMUNE and MENTOR, including successors who acquire the business assets of PERIMMUNE and MENTOR. In the event the Principal(s) of PERIMMUNE shall sell all or a majority of the outstanding stock of PERIMMUNE, or in the event PERIMMUNE sells the business relating to the manufacture and sale for the Product, then the term of this Agreement may be extended unilaterally by MENTOR for three (3) successive terms of one (1) year each from the date of the transfer of the control of PERIMMUNE, or sale of the Product business, or the date for termination under the Agreement, whichever is the later, upon the terms of this Agreement. MENTOR shall give PERIMMUNE written notice of its intent to extend the term of this Agreement within thirty (30) days after PERIMMUNE advises MENTOR of the sale of PERIMMUNE's Product business and at least ninety (90) days before the end of each one (1) year term.

22. Resolution of Disputes. In the event of any controversy or claim arising under or in relation to this Agreement, including any issue about payment of amounts due, the parties shall, in good faith, attempt to resolve the controversy or claim by negotiation. If the controversy or claim cannot be resolved within sixty (60) days, then either party shall be entitled to initiate litigation to resolve the dispute unless the parties have mutually agreed to arbitrate the dispute.

23. Notices. Any notice or other communication required or that shall be given pursuant to this Agreement shall be deemed sufficient if delivered personally, sent by facsimile, telegraph, or sent by certified, registered or express mail, postage prepaid to the address or facsimile number set forth below:

     To PERIMMUNE:

          PERIMMUNE, INC.
          1330 Piccard Drive
          Rockville, MD 20850-4396
          Facsimile No: 301/840-2161
          ATTN: President and CEO

          MENTOR CORPORATION
          5425 Hollister Avenue
          Santa Barbara, CA 93111
          Facsimile No: 805/967-3362
          ATTN: Chairman of the Board, CEO

     Either party may change the address to which notice to it is to be given, as provided herein.

24. Entire Agreement. This Agreement and the exhibits referred to herein constitute the entire Agreement between the parties and supersede all prior proposals, communications, representations and agreements, whether written or oral, with respect to the subject matter hereof. No change to the written terms of this Agreement shall be made except by written instrumentation executed by the parties hereto.

25. No Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of those provisions or of the right of that party thereafter to enforce those provisions.

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
26. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction in which the Agreement is sought to be enforced, (a) such provision shall be deemed and amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

27. Headings. The headings of this Agreement are included only for ease of reference and shall not affect the interpretation of this Agreement in any manner.

28. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION ENFORCEABLE BY EITHER PARTY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or authorized representatives.



PERIMMUNE, INC.

By: /s/  [SIG]
------------------------

Title: President & CEO
------------------------


Date: 6/16/97
------------------------




MENTOR CORPORATION

By: /s/  [SIG]
------------------------

Title: Chief Executive Officer
------------------------


Date: June 13, 1997
------------------------



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